                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

     Filed by the registrant [X]
     Filed by a party other than the registrant [ ]
     Check the appropriate box:
     [ ] Preliminary proxy statement
     [ ] Confidential for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
     [X] Definitive proxy statement
     [ ] Definitive additional materials
     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                              VORNADO REALTY TRUST
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                              VORNADO REALTY TRUST
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)
Payment of filing fee (Check the appropriate box):
     [X] No fee required.
     [ ] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
     0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------
     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------
     (3) Filing party:

--------------------------------------------------------------------------------
     (4) Date filed:

--------------------------------------------------------------------------------

---------------
    (1)Set forth the amount on which the filing fee is calculated and state how it was determined.

                                 [VORNADO LOGO]

                                   NOTICE OF
                                 ANNUAL MEETING
                                OF SHAREHOLDERS

                                      AND

                                PROXY STATEMENT

                                 ------------ V
                                  ------------
                                    1 9 9 7

                                 [VORNADO LOGO]
                             PARK 80 WEST, PLAZA II
                         SADDLE BROOK, NEW JERSEY 07663

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 28, 1997

                            ------------------------

To the Holders of Common Shares of Beneficial Interest:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Vornado Realty Trust (the "Company") will be held at the Marriott Hotel, Interstate 80 and the Garden State Parkway, Saddle Brook, New Jersey 07663, on Wednesday, May 28, 1997, at 10:00 A.M., local time, for the following purposes:

     (1) The election of three persons to the Board of Trustees of the Company for a term of three years and the election of one person to the Board of Trustees of the Company for a term of two years; and

     (2) Approval of the amendment to the Company's Omnibus Share Plan; and

     (3) The transaction of such other business as may properly come before the meeting or any adjournment thereof.

     Pursuant to the Bylaws of the Company, the Board of Trustees of the Company has fixed the close of business on March 21, 1997, as the record date for determination of shareholders entitled to notice of and to vote at the meeting.

     Your attention is called to the attached proxy statement. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE YOUR OWN SHARES.

                            By Order of the Board of Trustees

                                   SUSAN D. SCHMIDER
                                   Secretary

                                 [VORNADO LOGO]

                             PARK 80 WEST, PLAZA II
                         SADDLE BROOK, NEW JERSEY 07663
                            ------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 28, 1997
                            ------------------------

     The enclosed proxy is being solicited by the Board of Trustees of Vornado Realty Trust (the "Company") for use at the Annual Meeting of Shareholders of the Company to be held on Wednesday, May 28, 1997 ("Annual Meeting"). The proxy may be revoked by the shareholder at any time prior to its exercise at the Annual Meeting. The cost of soliciting proxies will be borne by the Company. MacKenzie Partners, Inc. has been engaged by the Company to solicit proxies, at a fee not to exceed $5,000. In addition to solicitation by mail and by telephone calls, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals and the Company may reimburse them for their expenses in so doing.

     Only shareholders of record at the close of business on March 21, 1997 are entitled to notice of and to vote at the Annual Meeting. There were on such date 26,547,680 Common Shares of Beneficial Interest ("Shares") outstanding, each entitled to one vote at the Annual Meeting.

     The principal executive office of the Company is located at Park 80 West, Plaza II, Saddle Brook, New Jersey 07663. This notice of meeting and proxy statement and enclosed proxy will be mailed on or about May 8, 1997 to the Company's shareholders of record as of the close of business on March 21, 1997.

                              ELECTION OF TRUSTEES

     The Declaration of Trust of the Company, as amended ("Declaration of Trust"), provides that the Board shall be divided into three classes, as nearly equal in number as possible. One class of trustees is elected at each annual meeting of shareholders to hold office for a term of three years and until their successors are duly elected and qualify.

     Unless otherwise directed in the proxy, the person named in the enclosed proxy, or his substitute, will vote such proxy for the election of the two nominees listed below as trustees for a three-year term and until their respective successors are duly elected and qualify. If any nominee at the time of election is unavailable to serve, a contingency not presently anticipated, it is intended that the person named in the proxy, or his substitute, will vote for an alternate nominee who will be designated by the Board. Proxies may be voted only for the nominees named or such alternates.

     Under the Bylaws, the affirmative vote of a plurality of all the votes cast at the Meeting, assuming a quorum is present, is sufficient to elect a trustee. Under Maryland law, the Declaration of Trust and the Bylaws of the Company, proxies marked "withhold authority" will be counted for the purpose of determining the presence of a quorum but such proxies and failures to vote (including proxies from brokers or other nominees indicating that such persons do not have discretionary power to vote Shares in the election of trustees) will not be counted as votes cast in the election of trustees and thus will have no effect on the result of the vote.

     The following table sets forth the nominees (all of whom are presently members of the Board of the Company) and the other present members of the Board of the Company. With respect to each such person, the table sets forth the age, principal occupation, position presently held with the Company, and the year in which the person first became a director or trustee of Vornado.

                                                  YEAR
                          PRINCIPAL OCCUPATION    TERM
                          AND PRESENT POSITION    WILL   INITIAL
       NAME         AGE     WITH THE COMPANY     EXPIRE  ELECTION
------------------- ---  ----------------------- ------  --------
NOMINEES FOR ELECTION TO SERVE UNTIL
THE ANNUAL MEETING IN 2000
------------------------------------------------
STEVEN ROTH*        55   Chairman of the Board    1997     1979
                         and Chief Executive
                         Officer of the Company;
                         managing general
                         partner of Interstate
                         Properties
                         ("Interstate")
RUSSELL B.
  WIGHT, JR.*       57   A general partner of     1997     1979
                         Interstate
MICHAEL D.
  FASCITELLI        40   President of the         1997     1996
                         Company

NOMINEE FOR ELECTION TO SERVE UNTIL
THE ANNUAL MEETING IN 1999
------------------------------------------------
BERNARD H.
  MENDIK            67   Co-Chairman of the       1997     1997
                         Board and Chief
                         Executive Officer of
                         the Mendik Division of
                         the Company

PRESENT TRUSTEES ELECTED TO SERVE UNTIL
THE ANNUAL MEETING IN 1998
------------------------------------------------
DAVID MANDELBAUM*   61   A member of the law      1998     1979
                         firm of Mandelbaum &
                         Mandelbaum, P.C.; a
                         general partner of
                         Interstate
RICHARD WEST        59   Dean Emeritus, Leonard   1998     1982
                         N. Stern School of
                         Business, New York
                         University

                                                  YEAR
                          PRINCIPAL OCCUPATION    TERM
                          AND PRESENT POSITION    WILL   INITIAL
       NAME         AGE     WITH THE COMPANY     EXPIRE  ELECTION
------------------- ---  ----------------------- ------  --------
PRESENT TRUSTEES ELECTED TO SERVE UNTIL
THE ANNUAL MEETING IN 1999
------------------------------------------------
STANLEY SIMON*      79   Owner of Stanley Simon   1999     1960
                         and Associates,
                         management and fi-
                         nancial consultants
RONALD TARGAN       70   A member of the law      1999     1980
                         firm of Schechner and
                         Targan, P.A.; Presi-
                         dent of Malt Products
                         Corporation of New
                         Jersey, a producer of
                         malt syrup

---------------
* Member of Executive Committee of the Board of the Company.

     Mr. Roth has been Chairman of the Board and Chief Executive Officer of the Company since May 1989 and Chairman of the Executive Committee of the Board of the Company since April 1980. Since 1968, he has been a general partner of Interstate and, more recently, he has been managing general partner. On March 3, 1995, he also became Chief Executive Officer of Alexander's, Inc. Mr. Roth is also a director of Alexander's, Inc. and Insituform Technologies, Inc.

     Mr. Wight has been a general partner of Interstate since 1968. Mr. Wight is also a director of Alexander's, Inc. and Insituform Technologies, Inc.

     Mr. Fascitelli became the President and a Trustee of the Company on December 2, 1996. He was a partner at Goldman Sachs, in charge of its real estate practice, from December 1992 to December 1996 and was a vice president there prior to December 1992. He is also a director of Alexander's, Inc.

     Mr. Mendik has been Chief Executive Officer of the Mendik Division of the Company since April 15, 1997 and Co-Chairman of the Board since April 28, 1997 (see the description of the Mendik Transaction included in "Certain

Transactions"). From 1990 until April 15, 1997, he was Chairman of the Board of Directors of Mendik Realty. He was President and sole shareholder of Mendik Realty from its founding in 1978 until 1990.

     Mr. Mandelbaum has been a member of Mandelbaum & Mandelbaum, P.C. since 1967. Since 1968, he has been a general partner of Interstate. Mr. Mandelbaum is also a director of Alexander's, Inc.

     Mr. West is Dean Emeritus at the Leonard N. Stern School of Business, New York University. He was a professor there from September 1984 until September 1995. He was also Dean from September 1984 until August 1993. Mr. West is also a director or a trustee of Alexander's, Inc., Bowne & Co., Inc., various investment companies managed by Merrill Lynch Assets Management, Inc. and various investment companies managed by Hotchkis & Wiley.

     Mr. Simon has been the owner of Stanley Simon and Associates since 1958. Mr. Simon is also a director of General Microwave Corporation, Gerber Scientific Inc. and J. Baker, Inc.

     Mr. Targan has been President of Malt Products Corporation of New Jersey since 1962. Since 1964, he has been a member of the law firm of Schechner and Targan, P.A.

     Interstate is a New Jersey partnership formed in 1968. Messrs. Roth, Wight and Mandelbaum have at all times been the general partners of Interstate. Interstate develops, owns and operates strip and regional-type shopping centers and is an investor in securities and partnerships.

     The Company is not aware of any family relationships between any trustee or executive officer of the Company or person nominated or chosen by the Company to become a trustee or executive officer. Messrs. Roth, Wight and Mandelbaum are affiliated with each other as general partners of Interstate and in other businesses. Messrs. Mandelbaum and Targan are affiliated with each other in businesses and in the practice of law.

     Mr. Roth, Mr. Fascitelli and Interstate Properties who beneficially own, as of April 21, 1997, 27.4% of the outstanding Shares have entered into an agreement with Mr. Mendik pursuant to which they are obligated to vote all Shares which they own (or over which they exercise voting control) in favor of the election of Mr. Mendik to the Board of Trustees of Vornado until April 2003 (unless earlier termninated in accordance with its terms).


     The Board has an Audit Committee and a Compensation Committee. The Audit Committee's functions include reviewing annual and quarterly reports and proxy statements sent to shareholders and filed with the Securities and Exchange Commission, recommending to the Board the engaging of the independent auditors, reviewing with the independent auditors the plan and results of the auditors' engagement and other matters of interest to the Committee and reviewing with the Company's financial officers and internal auditors matters of interest to the Committee, including the effectiveness of the Company's internal controls and the results of its operations. The Audit Committee, which held four meetings during the Company's last fiscal year, consists of three members, Messrs. West, Mandelbaum and Simon. Mr. West is the Chairman of the Audit Committee.

     The Compensation Committee is responsible for establishing the terms of the compensation of the executive officers and the granting of awards under the Company's Omnibus Share Plan. The Committee, which held two meetings during the Company's last fiscal year, consists of two members, Messrs. Simon and West. Mr. Simon is the Chairman of the Compensation Committee.

     The Board held eight meetings during the Company's last fiscal year. Each trustee of the Company attended at least 75% of the combined total of meetings of the Board and all committees on which he served during that period.

                             COMPENSATION COMMITTEE
                            OF THE BOARD OF TRUSTEES
                        REPORT ON EXECUTIVE COMPENSATION

GENERAL

     The Compensation Committee (the "Committee") is responsible for establishing the terms of the compensation of the executive officers.

     Each of the executive officers receives a base salary. The Committee periodically reviews and adjusts Mr. Roth's base salary. Mr. Roth's current base salary of $625,000 was established in November 1991. Mr. Fascitelli's base salary is $600,000 in accordance with the employment agreement entered into on December 2, 1996. The base salaries of Mr. Macnow and Mr. Rowan are $354,000 each in accordance with the employment agreements which were entered into on January 1, 1995. Such employment agreements provide for an annual adjustment of their base salary equal to 125% of the percentage increase in the prior year's consumer price index. (See "Employment Contracts")

     The primary objective of the Committee in establishing the terms of the executive officers' compensation has been to provide strong financial incentives for the executive officers to maximize shareholder value. The Committee believes that the best way to accomplish this objective is to grant substantial share options on a fixed share basis without adjusting the number of shares granted to offset changes in the Company's share price.

     The employment agreement of Michael D. Fascitelli, President, provides in addition to his annual salary, that he receive a deferred payment consisting of $5,000,000 in cash and a $20,000,000 convertible obligation payable at the Company's option in 459,770 of its Common Shares or the cash equivalent of their appreciated value. Accordingly, cash of $5,000,000 and 459,770 Common Shares are being held in an irrevocable trust. The deferred payment obligation to Mr. Fascitelli vests as of December 2, 1997. Further, Mr. Fascitelli was granted options for 1,750,000 Common Shares of the Company.

     The employment agreements of Joseph Macnow, Vice President -- Chief Financial Officer, and Richard Rowan, Vice President -- Real Estate, provide an undertaking to use best efforts annually to cause the Compensation Committee of the Board to grant each of them options to purchase 37,500 common shares at a purchase price equal to the fair market value of the Shares on the dates the options are granted. In each of the last five years (including a December 1993 grant for the 1994 year), Mr. Macnow and Mr. Rowan have each received an option on 37,500 common shares exercisable at the current market price pursuant to their employment agreements.

     Section 162(m) of the Internal Revenue Code, which was adopted in 1993, provides that, in general, publicly traded companies may not deduct, in any taxable year, compensation in excess of $1,000,000 paid to any individual named in the Summary Compensation Table which is not "performance based", as defined in Section 162(m). Options granted under the Company's Omnibus Share Plan to date satisfy the performance based requirements under the final regulations issued with respect to Section 162(m). The deferred payment to Mr. Fascitelli does not meet the requirements of Section 162(m) and will thus be subject to the $1,000,000 limitation when paid.

               STANLEY SIMON
               RICHARD WEST

                               PERFORMANCE GRAPH

     The following performance graph compares the Company's share price performance to the S&P 500 and to the published National Association of Real Estate Investment Trusts (NAREIT) All Equity Index (excluding Health Care REITs). Share price performance for the past five years is not necessarily indicative of future results. The cumulative return includes the reinvestment of dividends.

                   COMPARISON OF FIVE-YEAR CUMULATIVE RETURN

 MEASUREMENT PERIOD                              THE NAREIT
    (FISCAL YEAR                     S&P 500     ALL EQUITY
      COVERED)          VORNADO       INDEX       INDEX(1)
1991                          100          100          100
1992                          160          108          121
1993                          219          118          143
1994                          245          120          148
1995                          268          165          168
1996                          388          203          230

---------------
(1) Excluding Health Care REITs.

(2) Includes a special dividend of $3.36 per share.

                           PRINCIPAL SECURITY HOLDERS

     The following table sets forth the beneficial ownership of Common Shares and Units (see the description of the Mendik Transaction included in "Certain Transactions") (based on 26,549,617 Common Shares and 2,840,562 Units outstanding as of April 21, 1997) of (i) each person holding more than a 5% interest in the Operating Partnership or Vornado, (ii) trustees of Vornado,
(iii) the Named Executive Officers, and (iv) the trustees and executive officers of Vornado as a group. Unless otherwise noted, all of such interests are owned directly, and the indicated person or entity has sole voting and investment power. In addition, unless otherwise noted, the address of all such persons is c/o Vornado Realty Trust, Park 80 West, Plaza II, Saddle Brook, New Jersey 07663.

                             NUMBER OF
                           COMMON SHARES                     PERCENT OF
                             AND UNITS       PERCENT OF      ALL COMMON
                           BENEFICIALLY      ALL COMMON      SHARES AND
 NAME OF BENEFICIAL OWNER    OWNED(1)       SHARES(2)(3)     UNITS(2)(4)
----------------------------------------  ----------------  -------------
Steven Roth(5)(6)..........    7,262,950        27.4%            24.6%
Russell B. Wight,
 Jr.(5)(7).................    6,755,900        25.4%            22.9%
David Mandelbaum(5)........    6,630,999        25.0%            22.4%
Interstate Properties(5)...    6,471,500        24.4%            21.9%
Cohen & Steers Capital
 Management, Inc.(8).......    2,588,700         9.8%             8.8%
Frederick Zissu(9).........    1,832,615         6.9%             6.2%
Bernard H. Mendik
 (10)(11)..................    1,676,277         5.9%             5.7%
David R.
 Greenbaum(10)(12).........    1,687,642         6.0%             5.7%
Michael D.
 Fascitelli(13)............      459,770         1.7%             1.6%
Richard T. Rowan...........       64,375      *                 *
Joseph Macnow..............      121,875      *                 *
Ronald Targan..............      375,000         1.4%             1.3
Stanley Simon..............       37,500           *                *
Richard West(14)...........       10,500           *                *
All trustees and executive
 officers as a group (11
 persons)..................   10,482,684        36.9%            35.5%

---------------
  * Less than 1%.

(1) Unless otherwise indicated, each person is the direct owner of and has sole voting power and sole investment power with respect to such Common Shares or Units.


(2) At any time after April 14, 1998 (or April 14, 1999 in the case of certain holders), holders of limited partnership Units (other than the Company) will have the right to have their Units redeemed in whole or in part by the Operating Partnership for cash equal to the fair market value, at the time of redemption, of one Common Share of the Company for each Unit redeemed or, at the option of the Company, one Common Share of the Company for each Unit tendered, subject to customary anti-dilution provisions (the "Unit Redemption Right"). Holders of Units may be able to sell Common Shares received upon the exercise of their Unit Redemption Right in the public market pursuant to a registration rights agreement with the Company.


(3) Assumes that all Units held by the beneficial owner are redeemed for Common Shares. The total number of Common Shares outstanding used in calculating this percentage assumes that none of the Units held by other persons are redeemed for Common Shares.

(4) Assumes that all Units are redeemed for Common Shares.

(5) Interstate, a partnership of which Messrs. Roth, Wight and Mandelbaum are the general partners, owns 6,471,500 Shares. These Common Shares are included in the total Common Shares and the percentage of class for Interstate. Messrs. Roth, Wight and Mandelbaum share voting power and investment power with respect to these Common Shares.

(6) Includes 17,200 Common Shares owned by the Daryl and Steven Roth Foundation, over which Mr. Roth holds sole voting power and investment power. Does not include 18,000 Common Shares owned by

    Mr. Roth's wife, as to which Mr. Roth disclaims any beneficial interest.

(7) Includes 46,900 Common Shares owned by the Wight Foundation, over which Mr. Wight holds sole voting power and investment power.

(8) Based on Schedule 13G dated February 11, 1997, Cohen & Steers Capital Management, Inc. has the sole power to vote or to direct the vote of 2,225,800 Common Shares and has the sole power to dispose or to direct the disposition of 2,588,700 Common Shares. The address of this beneficial owner is 757 Third Avenue, New York, New York 10017.

(9) Based on a Schedule 13D filed on May 14, 1993 by Frederick Zissu, he owns 1,861,912 Common Shares. According to Vornado's records, he presently owns 1,832,615 Common Shares. Does not include 23,385 Common Shares owned by Mr. Zissu's wife, as to which Mr. Zissu disclaims any beneficial interest. The address of this person is 80 Hamilton Drive West, No. Caldwell, New Jersey 07006.

(10) The address for this beneficial owner is c/o Mendik Realty Company, Inc., 330 Madison Avenue, New York, New York 10017.

(11) Includes (i) 1,274,891 Units which are held by The Mendik Partnership, L.P.
     (TMP) in which Mr. Mendik is a limited partner and controls the company which is the general partner of TMP, (ii) 400,963 Units which are held by FW/Mendik REIT, L.L.C. ("FW/Mendik"), which is comprised of two members controlled by Mr. Mendik, and (iii) 423 Units which are held by Mendik RELP Corp., a corporation controlled by Mr. Mendik.

(12) Includes (i) 1,274,891 Units which are held by TMP, in which Mr. Greenbaum is a limited partner and controls the company which is the general partner of TMP, (ii) 400,963 Units which are held by FW/Mendik, which is comprised of two members controlled by

     Mr. Greenbaum, and (iii) 11,788 Units which are held by Mr. Greenbaum's wife.

(13) These Common Shares are held in a trust for the benefit of Mr. Fascitelli. Does not include options to purchase 1,750,000 Common Shares that are not exercisable within 60 days.

(14) Mr. West and his wife own 1,500 of these Common Shares jointly. Mr. West holds 9,000 of these Common Shares in self-directed Keogh accounts.

                             EXECUTIVE COMPENSATION

     The following table summarizes the compensation paid to or accrued during the past three fiscal years for each of the highest paid executive officers of the Company whose total compensation aggregated $100,000 or more in 1996 ("Covered Executives").

                           SUMMARY COMPENSATION TABLE

                                                   LONG TERM
                                                  COMPENSATION
                         ANNUAL COMPENSATION         AWARDS
      NAME AND        --------------------------  ------------     ALL OTHER
 PRINCIPAL POSITION   YEAR    SALARY     BONUS      OPTIONS     COMPENSATION(4)
--------------------- ----   --------   --------  ------------  ---------------
Steven Roth           1996   $625,000   $      0            0       $57,106
 Chairman and Chief   1995    625,000          0            0        53,537
 Executive Officer    1994    625,000          0            0        33,536
Michael D. Fascitelli 1996   $ 34,615   $      0    1,750,000(1)     $     0
 President
Richard Rowan         1996   $365,500   $      0       37,500(2)     $16,316
 Vice President --    1995    354,000    250,000       37,500(2)      16,848
 Real Estate          1994    343,500          0            0(3)      10,214
Joseph Macnow         1996   $365,500   $      0       37,500(2)     $17,218
 Vice President --    1995    354,000          0       37,500(2)      16,100
 Chief Financial      1994    343,500          0            0(3)      10,468
 Officer

---------------
(1) The option vests in 20% increments annually on December 2 of each year commencing in 1997.

(2) Options are exercisable 25% nine months after grant, and 25% after each of the following three six-month periods.

(3) In December 1993, 37,500 share options were granted for the 1994 year each to Messrs. Rowan and Macnow.

(4) Represents premiums paid by the Company for whole life insurance policies for the Covered Executives. These policies provide coverage in an amount equal to the excess of the amount covered under the Company's non-discriminatory group term life insurance benefit for all full time employees (i.e., two times salary) over the benefit cap imposed by the term insurance carrier.

     The following table lists all grants of share options and share appreciation rights to the Covered Executives made in 1996 and their potential realizable values, assuming annualized rates of share price appreciation of 5% and 10% over the term of the grant. The Company has not, to date, granted any share appreciation rights.

                             OPTION GRANTS IN 1996

                              INDIVIDUAL GRANTS
                  ------------------------------------------    POTENTIAL REALIZABLE
                               % OF
                               TOTAL                           VALUE AT ASSUMED ANNUAL
                              OPTIONS                                 RATES OF
                              GRANTED                         SHARE PRICE APPRECIATION
                                TO
                             EMPLOYEES  EXERCISE                   FOR OPTION TERM
                   OPTIONS   IN FISCAL  OR BASE   EXPIRATION  -------------------------
      NAME         GRANTED     YEAR      PRICE       DATE         5%           10%
----------------- ---------  ---------  --------  ----------  -----------  ------------
Steven Roth              0        0%        N/A         N/A           N/A           N/A

Michael D.
 Fascitelli       1,750,000      94%    $46.9375  12/1/2006   $51,657,798  $130,911,002

Richard Rowan       37,500        2%    $36.5625  1/14/2006   $   862,273  $  2,185,170

Joseph Macnow       37,500        2%    $36.5625  1/14/2006   $   862,273  $  2,185,170

     The following table summarizes all exercises of options during 1996, and the options held at December 31, 1996, by the Covered Executives.

             AGGREGATED OPTION EXERCISES IN 1996 AND 1996-YEAR END
                                 OPTION VALUES

                                                                    VALUE OF
                                                 NUMBER OF        UNEXERCISED
                                                UNEXERCISED       IN-THE-MONEY
                        SHARES                  OPTIONS AT         OPTIONS AT
                       ACQUIRED                  12/31/96           12/31/96
                          ON        VALUE      EXERCISABLE/       EXERCISABLE/
         NAME          EXERCISE    REALIZED    UNEXERCISABLE     UNEXERCISABLE
---------------------- --------   ----------   -------------   ------------------
Steven Roth                  0      $      0            0/0      $            0/0
Michael D. Fascitelli        0             0    0/1,750,000           0/9,734,375
Richard Rowan           95,921     1,617,408   55,000/37,500      946,914/607,617
Joseph Macnow          155,991     3,786,349   75,000/37,500    1,311,914/607,617

EMPLOYEE RETIREMENT PLAN

     The Company's employee retirement plan provides retirement benefits to full-time employees of the Company. Benefits under the plan vest upon the completion of five years of service. Annual retirement benefits are equal to 1% of the participant's base salary for each year of service. However, the portion of retirement benefits payable for service prior to plan participation is equal to 1% of the participant's base salary as of December 31 of the year before the participant began to participate in the plan for each year of the participant's past service. The amount of base salary which may be taken into account for benefit accrual purposes is limited to $150,000 in 1996 and $160,000 for 1997 (adjusted in future years to reflect increases in the cost of living) pursuant to the requirements of the Internal Revenue Code.

     The amounts shown below are the estimated annual benefits (payable in the form of a life annuity) for each of the Covered Executives payable upon normal retirement at age 65. This amount assumes a maximum base salary for benefit accrual purposes of $150,000 for 1996 and $160,000 for 1997 and forward, and that the Covered Executive's service is continued until age 65. Such estimated annual benefit payable to Mr. Roth is $59,403; to Mr. Rowan, $52,427; and to Mr. Macnow, $49,802.

EMPLOYMENT CONTRACTS

     Mr. Fascitelli has a five year employment contract which provides for an annual salary of $600,000. In addition to his annual salary, he received a deferred payment consisting of $5,000,000 in cash and a $20,000,000 convertible obligation payable at the Company's option in 459,770 of its Common Shares or the cash equivalent of their appreciated value. Accordingly, cash of $5,000,000 and 459,770 Common Shares are being held in an irrevocable trust. The deferred payment obligation to Mr. Fascitelli vests as of December 2, 1997. Further, Mr. Fascitelli was granted options for 1,750,000 Common Shares of the Company. Mr. Fascitelli may also receive loans of up to $10 million from Vornado during the term of the employment agreement. He has also been given the use of a company automobile.

     The agreement also provides that if his employment is terminated by the Company without cause or by him for good reason (as defined in the agreement to include a change in Mr. Fascitelli's responsibilities, change in control of the Company, relocation of the Company or the failure of the Company to comply with the terms of the agreement) payment of his base salary shall continue for three years, offset in the second and third years for compensation received from another employer, benefits to him and his family shall continue for three years and the deferred payment will vest. The agreement further provides that if his employment is terminated by him without good reason or by the Company for cause (as defined in the agreement to include conviction of, or plea of guilty or nolo contendere to, a felony, failure to perform his duties or willful misconduct) payment of salary will cease and the deferred payment will vest if the termination was by the Company for cause.


     Vornado has entered into an employment agreement with David Greenbaum with an initial term through April 30, 2000 (subject to extension) pursuant to which Mr. Greenbaum serves as President of the Mendik Division of Vornado. The employment agreement provides for annual base compensation in the amount of $300,000. Mr. Greenbaum was granted options for 285,000 Common Shares of the Company. Mr. Greenbaum also may receive loans of up to $10 million from Vornado during the term of the employment agreement.



     The agreement also provides that if his employment is terminated by the Company without cause or by him for good reason (as defined in the agreement to include, among other things, a change in Mr. Greenbaum's responsibilities, change in control of the Company, relocation of the Mendik Division's principal executive offices, the failure of Mr. Mendik to be elected as a trustee of the Company prior to April 30, 2003 or the failure of the Company to comply with the terms of the agreement), Mr. Greenbaum will receive a lump sum payment of three times his compensation and continued participation of benefits to him and his family for three years. The agreement further provides that if his employment is terminated by him without good reason or by the Company for cause (as defined in the agreement to include conviction of, or plea of guilty or nolo contendere to, a felony, failure to perform his duties or willful misconduct) payment of salary will cease.

     Mr. Rowan and Mr. Macnow each have employment agreements expiring December 31, 1997 with the Company. The terms and conditions of these agreements, entered into on January 1, 1995, are the same as the terms and conditions of the employment agreements that expired on December 31, 1994. The agreements provide to each of Messrs. Rowan and Macnow an initial annual salary of $354,000, subject to increases in the second and third years by a factor equal to 125% of the percentage increase in the prior year's consumer price index; use of a company automobile; and an undertaking to use best efforts to cause the Compensation Committee of the Board to grant each of them options to purchase 37,500 Shares during each of the three years at a purchase price equal to the fair market value of the stock on the dates the options are granted. The agreements also provide that, if the Company should terminate Mr. Rowan's or Mr. Macnow's employment other than for just cause, payment of salary shall continue until the earlier of two years after the date of termination or the employee's becoming self-employed or employed with another company. The agreements further provide that if either Mr. Rowan or Mr. Macnow should terminate employment for just cause (defined as change of the employee's responsibility, change in control of the Company or relocation of the Company), such employee will be paid
2.99 times his annual salary and his unvested stock options will vest.

COMPENSATION OF TRUSTEES

     The Company compensated Messrs. Wight, Mandelbaum and Targan at a rate of $15,000 per year for serving as trustees plus $750 for each meeting of the Board or of any committee of the Board which the trustee attends. The Company compensated Stanley Simon and Associates, of which Stanley Simon is the owner, at a rate of $30,000 per year and Richard West at a rate of $40,000 per year in addition to $750 for each meeting. Messrs. Roth, Fascitelli and Mendik receive no compensation as trustees.

COMPENSATION INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     The Company has a Compensation Committee, consisting of Messrs. Simon and West, which grants awards under the Company's Omnibus Share Plan and makes all other executive compensation determinations. Messrs. Roth, Fascitelli and Mendik are the only officers of the Company who are members of the Board. There are no interlocking relationships involving the Company's Board which require disclosure under the executive compensation rules of the Securities and Exchange Commission.

CERTAIN TRANSACTIONS


     On April 15, 1997, the Company consummated the acquisition, through an operating partnership, of interests in all or a portion of seven Manhattan office buildings (the "Mendik Properties") and certain management and leasing assets held by the Mendik Group (which means, as used herein. Bernard H. Mendik, David R. Greenbaum and certain entities controlled by them, including Mendik Realty Company, Inc. and the subsidiaries and affiliates of such entities) and certain of its affiliates (the "Mendik Transaction"). In connection with the closing of the Mendik Transaction, the Company converted to an Umbrella Partnership REIT (UPREIT) by transferring (by contribution, merger or otherwise) its interests in its properties and other assets to The Mendik Company, L.P., a Delaware limited partnership which has been renamed Vornado Realty L.P. (the "Operating Partnership"), of which the Company is the sole general partner. As a result of such conversion, the Company activities are conducted through the Operating Partnership.



     The consideration for the Mendik Transaction was approximately $656 million, including $264 million in cash, $177 million in the limited partnership units (the "Units") of the Operating Partnership (valued at $61.75 per Unit for "Purchase Accounting" purposes) and $215 million in indebtedness. When the Company and the Mendik Group reached an initial understanding regarding the basic terms with respect to the Mendik Transaction, the market price of the Company's Common Shares was $52.00 per share.
Such price was used to determine the number of Units issued in the Mendik Transaction and the preferential annual distribution amount on such Units. In connection with the Mendik Transaction, FW/Mendik REIT, LLC, which is comprised of two members controlled by Messrs. Mendik and Greenbaum, received approximately $7,425,000 in cash.



     Pursuant to the Mendik Transaction, Mendik Management Company Inc. ("MMC") was formed. The Operating Partnership received 100% of MMC's non-voting common stock which entitles it to 95% of the net operating cash flow distributed by MMC to its shareholders. Michael Fascitelli, President and Trustee of the Company, Bernard Mendik, Co-Chairman of the Board of Trustees of the Company and Chief Executive Officer of the Mendik Division of the Company and David Greenbaum, President of the Mendik Division of the Company own the voting common stock of MMC. In addition, the Operating Partnership lent $6,000,000 to MMC for working capital purposes under a ten-year term loan, due April 15, 2007, bearing interest at 12% per annum. MMC will allocate expenses to the Operating Partnership to the extent that MMC employees perform services on behalf of the Operating Partnership.


     During 1996, the Company paid $117,600 for legal services, in connection with certiorari proceedings at its shopping centers, to the firm of Mandelbaum & Mandelbaum, P.C., of which David Mandelbaum is a member, all or substantially all of which is expected to be reimbursed to the Company by its tenants. In addition, during 1996, the Company paid $82,995 for legal services to the firm of Schechner and Targan, P.A., of which Ronald Targan is a member.

     The Company currently manages and leases the real estate assets of Interstate Properties pursuant to a Management Agreement for which the Company receives a quarterly fee equal to 4% of base rent and percentage rent and other commissions. The Management Agreement has a term of one year and is automatically renewable unless terminated by either of the parties on sixty days' notice at the end of the term. Although the Management Agreement was not negotiated at arms' length, the Company believes, based upon comparable fees charged by other real estate companies, that its terms are fair to the Company. For the year ended December 31, 1996, $2,074,000 of management fees were earned by the Company pursuant to the Management Agreement.

     The Company owns 29.3% of the common stock of Alexander's. In March 1995, the Company lent Alexander's $45 million, the subordinated tranche of a $75 million secured financing, the balance of which was funded by a bank. The Company's loan has a three-year term and presently bears interest at 15.60% per annum and bore interest at 16.43% per annum through March 1997. In addition, the Company received a loan origination fee of $1,500,000 from Alexander's.


     The Company receives a leasing fee from Alexander's under an agreement (the "Leasing Agreement") which has been in effect since 1992 and which has been extended to be coterminous with the term of the Management Agreement (see paragraph below). The Company recognized leasing fee income of $695,000 in 1996. Subject to the payment of rents by Alexander's tenants, the Company is due $5,565,000 as of December 31, 1996. Such amount is receivable annually in an amount not to exceed $2,500,000 until the present value of such installments (calculated at a discount rate of 9% per annum) equals the amount that would have been paid had it been paid on September 21, 1993, or at the time the transactions which gave rise to the commissions occurred, if later.


     Also, in March 1995, the Company and Alexander's entered into a three-year management and development agreement (the "Management Agreement"). The annual management fee payable to the Company by Alexander's is $3,000,000, plus 6% of development costs with a minimum guaranteed fee for the development portion of $1,650,000 in the first year and $750,000 in each of the second and third years.


     On July 6, 1995, the Company assigned its Management Agreement with Alexander's to Vornado Management Corp. ("VMC"), a newly formed New Jersey corporation. In ex-change, the Company received 100% of the preferred stock of VMC, which entitles it to 95% of net operating cash flow distributed by VMC to its shareholders. Steven Roth and Richard West, Trustees of the Company, own the common stock of VMC. In addition, the Company lent $5,000,000 to VMC for working capital purposes under a three-year term loan bearing interest at the prime rate plus 2% (10.3% at December 31, 1996). VMC is responsible for its pro-rata share of compensation and fringe benefits of common employees and 30% of other common expenses.


     As of December 31, 1996, Interstate Properties owned 24.4% of the outstanding common shares of the Company and 27.1% of Alexander's outstanding shares of common stock. Steven Roth is the Chairman of the Board and Chief Executive Officer of the Company, the managing general partner of Interstate Properties and the Chief Executive Officer and a director of Alexander's. Effective March 2, 1995, for a three-year period, the Company and Interstate agreed not to own in excess of two-thirds of Alexander's common stock or to enter into certain other transaction with Alexander's, other than the transactions described above, without the consent of Alexander's independent directors.


     At December 31, 1996, the loan due from Mr. Roth was $13,122,500. The loan bears interest at a rate equal to the broker call rate (7.0% at December 31, 1996) but not less than the minimum applicable federal rate provided under the Internal Revenue Code. Interest on the loan is payable quarterly. The loan is due December 29, 2002 after being extended by the Board of Trustees in April 1997 for a five year period.



     At December 31, 1996, the loan due from Mr. Rowan was $299,000 and from Mr. Macnow was $268,000. The loans were issued in connection with their option exercises in prior years. The loans bear interest at a rate equal to the broker call rate (7.0% at December 31, 1996) but not less than the minimum applicable federal rate provided under the Internal Revenue Code. The Company has agreed that on each January 1st (commencing January 1, 1997) to forgive one-fifth of the amounts due from Messrs. Rowan and Macnow, provided they remain employees of the Company.

                         APPROVAL OF PROPOSAL TO AMEND
                        THE COMPANY'S OMNIBUS SHARE PLAN

     The Board of Trustees is asking the shareholders to approve an amendment to the 1993 Omnibus Share Plan of Vornado Realty Trust (the "Omnibus Share Plan" or the "Plan") which would authorize the allocation of an additional 3,500,000 common shares of beneficial interest to be reserved for issuance and sale under the Plan. The Omnibus Share Plan was first approved by the shareholders of the Company on May 6, 1993. Of the 3,750,000 shares authorized under the Plan, 882,066 shares were available for issuance as of December 31, 1996 and 153,316 shares were available for issuance as of April 21, 1997.

     The purpose of the Omnibus Share Plan is to promote the financial interests of the Company by encouraging its employees and the employees of its subsidiaries to acquire an ownership position in the Company, enhancing its ability to attract and retain employees of outstanding ability and providing such employees with a way to acquire or increase their proprietary interest in the Company's success. The Trustees and the Compensation Committee of the Board of Trustees have determined that it is in the best interest of the Company and the shareholders to add an additional 3,500,000 common shares of beneficial interest to the Plan to further promote the Plan's objectives.

     The following summary of the Plan is qualified by the full text of the proposed Amended and Restated 1993 Omnibus Share Plan attached to this Proxy Statement as Exhibit A. For additional information regarding options granted to executive officers, see "Executive Compensation" above.

TERMS OF THE OMNIBUS SHARE PLAN

     Under the Omnibus Share Plan, employees of the Company may be granted awards of stock options, stock appreciation rights, performance shares and restricted stock. The Omnibus Share Plan is administered by the Compensation Committee of the Board of Trustees which is authorized to select employees of the Company to receive awards, determine the type of awards to be made, determine the number of common shares or share units subject to any award and the other terms and conditions of such awards. All employees of the Company and its subsidiaries who have demonstrated significant management potential or who have the capacity for contributing in a substantial measure to the successful performance of the Company, as determined by the Compensation Committee, are eligible to receive awards under the Plan. As such criteria are subjective in nature, the Company cannot accurately estimate the number of persons who may be included in such class from time to time. Each officer of Vornado can be granted awards under the Omnibus Share Plan.

     Except as determined by the Committee with respect to non-qualified stock options, the awards are not assignable or transferable except by will or the laws of descent and distribution and no right or interest of any participant may be subject to any lien, obligation or liability of the holder.

     Stock Options

     Stock options entitle the holder to purchase the Company's shares at a per share price determined by the Compensation Committee which in no event may be less than the fair market value of the shares on the date of grant. Options may be either "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code or "non-qualified" stock options. Stock options are exercisable for such period as is determined by the Compensation Committee, but in no event may options be exercisable after 10 years from the date of grant. The option price for shares purchased upon the exercise of an option must be paid in full at the time of exercise and may be paid in cash, by tender of common shares, by such other consideration as the Compensation Committee deems appropriate or by a combination of cash, common shares and such other consideration.

     Upon the grant or exercise of an incentive stock option, no income will be recognized by the optionee for Federal income tax purposes, and the Company will not be entitled to any deduction. If the shares acquired upon exercise are not disposed of within the one-year period beginning on the date of the transfer of the shares to the optionee, nor within the two-year period beginning on the date of the grant of the option, any gain or loss realized by the optionee upon the disposition of such shares will be taxed as long-term capital gain or loss. In such event, no deduction will be allowed to the Company. If such shares are disposed of within the one-year or two-year periods referred to above, the excess of the fair market value of the shares on the date of exercise (or, if less, the fair market value on the date of disposition) over the exercise price will be taxable as ordinary income to the optionee at the time of disposition, and the Company will be entitled to a corresponding deduction. The amount by which the fair market value of the shares at the time of exercise of an incentive stock option exceeds the option price will constitute an item of tax preference which could subject the optionee to the alternative minimum tax. Whether the optionee will be subject to such tax depends on the facts and circumstances applicable to the individual.

     Upon the grant of a non-qualified option, no income will be realized by the optionee, and the Company will not be entitled to any deduction. Upon the exercise of such an option, the amount by which the fair market value of the shares at the time of exercise exceeds the exercise price will be taxed as ordinary income to the optionee and the Company will be entitled to a corresponding deduction.

     Stock Appreciation Rights

     Stock appreciation rights entitle the holder to receive from the Company an amount equal to the amount by which the fair market value of a share on the date of exercise exceeds the grant price. Stock appreciation rights may be granted in tandem with a stock option, in addition to a stock option or may be freestanding and unrelated to a stock option and may not be exercised earlier than six months after grant except in the event of the holder's death or disability. The Compensation Committee is authorized to determine whether a stock appreciation right will be settled in cash, shares or a combination thereof.

     Performance Shares

     Performance share awards consist of a grant of actual shares or share units having a value equal to an identical number of the Company's shares in amounts determined by the Compensation Committee at the time of grant. Performance share awards consisting of actual shares entitle the holder to receive shares in an amount based upon performance conditions of the Company over a performance period as determined by the Compensation Committee at the time of grant. Such performance share awards may provide the holder with dividends and voting rights prior to vesting. Performance share awards consisting of share units entitle the holder to receive the value of such units in cash, shares or a combination thereof based upon performance conditions and over a performance period as determined by the Compensation Committee at the time of grant. Such performance share awards may provide the holder with dividend equivalents prior to vesting.

     Restricted Stock

     Restricted stock awards consist of a grant of actual shares or share units having a value equal to an identical number of shares of the Company. Restricted stock awards consisting of actual shares entitle the holder to receive shares of the Company. Such restricted stock awards may provide the holder with dividends and voting rights prior to vesting. Restricted stock awards consisting of share units entitle the holder to receive the value of such units in cash, shares or a combination thereof as determined by the Compensation Committee. Such restricted stock awards may provide the holder with dividend equivalents prior to vesting. The employment conditions and the length of the period for vesting of restricted stock awards are established by the Compensation Committee at time of grant.

     THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND THE COMPANY'S OMNIBUS SHARE PLAN. Proxies will be so voted unless specified otherwise in their proxies. The affirmative vote of holders of the majority of the outstanding common shares present, or represented, and entitled to vote is required for approval of this proposal. Consequently, abstentions will have the same effect as votes against the proposal and broker non-votes will not be counted as shares entitled to vote on the matter and will have no effect on the result of the vote.

                      INFORMATION RESPECTING THE COMPANY'S
                              INDEPENDENT AUDITORS

     The Board has retained Deloitte & Touche LLP to act as independent auditors for the fiscal year ending December 31, 1997. The firm of Deloitte & Touche was engaged as independent auditors for the 1996 fiscal year and representatives of Deloitte & Touche are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                 ADDITIONAL MATTERS TO COME BEFORE THE MEETING

     The Board does not intend to present any other matter, nor does it have any information that any other matter will be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, it is the intention of the person named in the enclosed proxy to vote said proxy in accordance with his discretion on such matters.

                              ADVANCE NOTICE BYLAW

     The Bylaws of the Company provide that in order for a shareholder to nominate a candidate for election as a trustee at an annual meeting of shareholders or propose business for consideration at such meeting, notice must be given to the Secretary of the Company no more than 90 days nor less than 60 days prior to the first anniversary of the preceding year's annual meeting.

                             SHAREHOLDER PROPOSALS

     Shareholder proposals for the 1998 Annual Meeting of Shareholders of the Company must be received at the principal executive office of the Company, Park 80 West, Plaza II, Saddle Brook, New Jersey 07663, Attention: Secretary, not later than January 8, 1998, for inclusion in the 1998 proxy statement and form of proxy.

                           By Order of the Board of Trustees,

                           SUSAN D. SCHMIDER
                           Secretary

May 8, 1997

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, SHAREHOLDERS ARE URGED TO FILL IN, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE.

                                                                       EXHIBIT A

                              VORNADO REALTY TRUST

                            1993 OMNIBUS SHARE PLAN

     1. PURPOSE. The purpose of the 1993 Omnibus Share Plan of Vornado Realty Trust (the "Plan") is to promote the financial interests of Vornado Realty Trust (the "Trust"), including its growth and performance, by encouraging employees of the Trust and its subsidiaries to acquire an ownership position in the Trust, enhancing the ability of the Trust and its subsidiaries to attract and retain employees of outstanding ability, and providing employees with a way to acquire or increase their proprietary interest in the Trust's success.

     2. SHARES SUBJECT TO THE PLAN.  Subject to adjustment as provided in
Section 14, the number of common shares, par value $.04, of beneficial interest in the Trust (the "Shares") which shall be available for the grant of awards under the Plan shall not exceed 7,250,000. No Participant (as defined in Section
3) shall be granted stock options and stock appreciation rights with respect to more than an aggregate number of 2,500,000 Shares, subject to adjustment as provided in Article 14. The Shares issued under the Plan may be authorized and unissued Shares or treasury Shares, as the Trust may from time to time determine.

     Shares subject to an award that expires unexercised, that is forfeited, terminated or cancelled, in whole or in part, or is paid in cash in lieu of Shares, shall thereafter again be available for grant under the Plan, provided that if such award was granted to an officer subject to the provisions of
Section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act") who received benefits of ownership of such Shares for purposes of Section 16(b) of the Exchange Act, such Shares shall not thereafter be available for grant under the Plan to officers subject to the provisions of Section 16(b) of the Exchange Act.

     3. ADMINISTRATION. The Plan shall be administered by the Compensation Committee (the "Committee") of the

Trustees of the Trust. A majority of the Committee shall constitute a quorum, and the acts of a majority shall be the acts of the Committee.

     Subject to the provisions of the Plan, the Committee (i) shall select the employees of the Trust and its subsidiaries who will be participants in the Plan (the "Participants"), determine the type of awards to be made to Participants, determine the Shares or share units subject to awards, and (ii) shall have the authority to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements entered into hereunder, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any award in the manner and to the extent it shall deem desirable to carry it into effect. The determinations of the Committee in the administration of the Plan, as described herein, shall be final and conclusive.

     4. ELIGIBILITY. All employees of the Trust and its subsidiaries who have demonstrated significant management potential or who have the capacity for contributing in a substantial measure to the successful performance of the Trust, as determined by the Committee, are eligible to be Participants in the Plan.

     5. AWARDS. Awards under the Plan may consist of the following: stock options (either incentive stock options within the meaning of Section 422 of the Internal Revenue Code or non-qualified stock options), stock appreciation rights, performance shares, or grants of restricted stock. Awards of performance shares and restricted stock may provide the Participant with dividends or dividend equivalents and voting rights prior to vesting (whether based on a period of time or based on attainment of specified performance conditions).

     6. STOCK OPTIONS. The Committee shall establish the option price at the time each stock option is granted, which price shall not be less than 100% of the fair market value of the Shares on the date of grant. Stock options shall be exercisable for such period as specified by the Committee, but in no event may options be exercisable more than ten years after their date of grant. The option price of each Share as to which a stock option is exercised shall be paid in full at the time of such exercise. Such payment shall be made in cash, by tender of Shares owned by the Participant valued at fair market value as of the date of exercise, in such other consideration as the Committee deems appropriate, or by a combination of cash, Shares and such other consideration.

     If determined by the Committee at or subsequent to the date of grant of a stock option, in the event a Participant pays the exercise price of such stock option (in whole or in part) by tendering Shares owned by the Participant, such Participant shall automatically be granted a reload stock option for the number of Shares used to pay the exercise price. The reload stock option shall have terms and conditions determined by the Committee consistent with this Section. If a reload stock option is granted as set forth above, one or more successive reload stock options shall automatically be granted, unless otherwise determined by the Committee, to a Participant who pays all or part of the exercise price of any such reload stock option by tendering Shares owned by the Participant. Such reload stock option grants shall not be treated as Shares granted under the Plan in determining the aggregate number of Shares available for the grant of awards pursuant to the first sentence of Section 2.

     Notwithstanding any other term of the Plan, upon the effectiveness of the merger of Vornado, Inc. ("Vornado") into the Trust, pursuant to the Agreement and Plan of Merger, dated March 30, 1993 (the "Merger Agreement"), all outstanding options granted under the 1985 Stock Option Plan, as amended May 6, 1992, of Vornado, Inc. (the "1985 Plan"), pursuant to the Merger Agreement, will be assumed and governed under the Plan, be converted into and become a right to purchase the same number of Shares at the same price per Share and upon the same terms and subject to the same conditions as applicable to such options or other rights immediately prior to the effectiveness of the merger.

     7. STOCK APPRECIATION RIGHTS. Stock appreciation rights may be granted in tandem with a stock option, in addition to a stock option, or may be freestanding and unrelated to a stock option. Stock appreciation rights granted in tandem with or in addition to a stock option may be granted either at the same time as the stock option or at a later time. No stock appreciation right shall be exercisable earlier than six months after grant, except in the event of the Participant's death or disability. A stock appreciation right shall entitle the Participant to receive from the Trust an amount equal to the increase of the fair market value of the Share on the exercise of the stock appreciation right over the grant price. The Committee, in its sole discretion, shall determine whether the stock appreciation right shall be settled in cash, Shares or a combination of cash and Shares.

     8. PERFORMANCE SHARES. Performance shares may be granted in the form of actual Shares or share units having a value equal to an identical number of Shares. In the event that a certificate is issued in respect of Shares subject to a grant of performance shares, such certificate shall be registered in the name of the Participant but shall be held by the Trust until the time the Shares subject to the grant of performance shares are earned. The performance conditions and the length of the performance period shall be determined by the Committee. The Committee, in its sole discretion, shall determine whether performance shares granted in the form of share units shall be paid in cash, Shares, or a combination of cash and Shares.

     9. RESTRICTED STOCK. Restricted stock may be granted in the form of actual Shares or share units having a value equal to an identical number of Shares. In the event that a certificate is issued in respect of Shares subject to a grant of restricted stock, such certificate shall be registered in the name of the Participant but shall be held by the Trust until the end of the restricted period. The employment conditions and the length of the period for vesting of restricted stock shall be established by the Committee at time of grant. The Committee, in its sole discretion, shall determine whether restricted stock granted in the form of share units shall be paid in cash, Shares, or a combination of cash and Shares.

     10. AWARD AGREEMENTS. Each award under the Plan shall be evidenced by an agreement setting forth the terms and conditions, as determined by the Committee, which shall apply to such award, in addition to the terms and conditions specified in the Plan.

     11. WITHHOLDING. The Trust shall have the right to deduct from any payment to be made pursuant to the Plan, or to require prior to the issuance or delivery of any Shares or the payment of cash under the Plan, any taxes required by law to be withheld therefrom. The Committee, in its sole discretion, may permit a participant to elect to satisfy such withholding obligation by having the Trust retain the number of Shares whose fair market value equals the amount required to be withheld. Any fraction of a Share required to satisfy such obligation shall be disregarded and the amount due shall instead be paid in cash to the Participant.

     12. NONTRANSFERABILITY. Except as may otherwise be determined by the Committee with respect to the transferability of stock options by a Participant to such Participant's immediate family members (or trusts, partnerships, or limited liability companies established for such immediate family members), no award under the Plan shall be assignable or transferable except by will or the laws of descent and distribution, and no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant. For this purpose, immediate family member means, except as otherwise defined by the Committee, the Participant's children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, siblings (including half brothers and sisters), in-laws and persons related by reason of legal adoption. Such transferees may transfer a stock option only by will or the laws of descent or distribution. A stock option transferred pursuant to this Section 12 shall remain subject to the provisions of the Plan, and shall be subject to such other rules as the Committee shall determine. Upon transfer of a stock option, any related stock appreciation right shall be cancelled. Except in the case of a holder's incapacity, an award shall be exercisable only by the holder thereof.

     13. NO RIGHT TO EMPLOYMENT. No person shall have any claim or right to be granted an award, and the grant of an award shall not be construed as giving a Participant the right to be retained in the employ of the Trust or its subsidiaries. Further, the Trust and its subsidiaries expressly reserve the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein or in any agreement entered into hereunder.

     14. ADJUSTMENT OF AND CHANGES IN SHARES. In the event of any change in the outstanding Shares by reason of any share dividend or split, recapitalization, merger, consolidation, spinoff, combination or exchange of Shares or other corporate change, or any distributions to common shareholders other than regular cash dividends, the Committee may make such substitution or adjustment, if any, as it deems to be equitable, as to the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan and to outstanding awards.

     15. AMENDMENT. The Trustees may amend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without shareholder approval if such approval is necessary in order for the Plan to continue to comply with Rule 16b-3 under the Exchange Act.

     16. EFFECTIVE DATE. The Plan shall be effective as of the effectiveness of the merger of Vornado, Inc. into Vornado Realty Trust. Subject to earlier termination pursuant to Section 15, the Plan shall have a term of ten years from its effective date.

                                 [VORNADO LOGO]

             Park 80 West, Plaza II, Saddle Brook, New Jersey 07663

                              VORNADO REALTY TRUST

                                     PROXY

    The undersigned, revoking all prior proxies, hereby appoints Steven Roth proxy, with full power of substitution, to attend, and to vote all shares the undersigned is entitled to vote, at the Annual Meeting of Shareholders of Vornado Realty Trust (the "Company") to be held at the Marriott Hotel, Interstate 80 and the Garden State Parkway, Saddle Brook, New Jersey 07663 on Wednesday, May 28, 1997 at 10:00 A.M., local time, upon any and all business as may properly come before the meeting and all adjournments thereof. Said proxy is authorized to vote as directed on the reverse side hereof upon the proposals which are more fully set forth in the Proxy Statement and otherwise in his discretion upon such other business as may properly come before the meeting and all adjournments thereof, all as more fully set forth in the Notice of Meeting and Proxy Statement, receipt of which is hereby acknowledged.

    THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF THIS PROXY IS EXECUTED BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF TRUSTEES AND "FOR" EACH OF THE OTHER PROPOSALS AS SET FORTH IN THE PROXY STATEMENT AND OTHERWISE IN THE DISCRETION OF THE PROXY.

                                 (Continued and to be Executed, on Reverse side)

      1. ELECTION OF TRUSTEES:

      The Board of Trustees recommends a Vote "FOR"
      Election of Trustees.

      FOR all nominees listed below [ ]      WITHHOLD
      AUTHORITY to vote for all nominees listed below [ ]

      Nominees: Steven Roth, Russell B. Wight, Jr.,
      Michael D. Fascitelli (each for a term ending at the Annual Meeting of Shareholders in 2000), Bernard H.
      Mendik (for a term ending at the Annual Meeting of Shareholders in 1999)

      (Instructions: To withhold authority to vote for any
                     individual nominee, write that
                     nominee's name in the space provided
                     below.)

      ----------------------------------------------------

      2. APPROVAL OF THE AMENDMENT TO THE COMPANY'S
         OMNIBUS SHARE PLAN:

        The Board of Trustees recommends a Vote
         "FOR" Approval of the Amendment to the
         Omnibus Share Plan.

                 FOR  [ ]                        AGAINST  [ ]           ABSTAIN  [ ]

                                                      Address Change and/or
                                                            Comments    [ ]

                                        Please date and sign as your name
                                        or names appear hereon. Each joint
                                        owner
                                        must sign. (Officers, Executors,
                                        Administrators, Trustees, etc.,
                                        will kindly so indicate when
                                        signing.)

                                        Dated   , 1997

                                         (Signature(s) of Shareholder(s))

                                        VOTES MUST BE INDICATED (X) IN
                                        BLACK OR BLUE INK. [X]

    PLEASE VOTE, DATE AND SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

LOGO
C/O FIRST UNION NATIONAL BANK OF NORTH CAROLINA
1525 WEST W.T. HARRIS BLVD. 3C3, NC1153
CHARLOTTE, NC 28288-1153

ADDRESS CORRECTION REQUESTED

IMPORTANT
Proxy Material
for Annual Meeting
of Shareholders